EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICERS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Joseph F. Woody and Lisa N. Colleran certify that:

1.
the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Centaur Guernsey L.P. Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Centaur Guernsey L.P. Inc. and will be retained by Centaur Guernsey L.P. Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ JOSEPH F. WOODY
Joseph F. Woody
Director, President and Chief Executive Officer, Kinetic Concepts, Inc.
March 6, 2013

/s/ LISA N. COLLERAN
Lisa N. Colleran
Director, President and Chief Executive Officer, LifeCell Corporation
March 6, 2013